UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

STREAMTRACK, INC.
(Exact name of registrant as specified in charter)

Wyoming	333-153502	26-2589503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 308-9151

____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2013, StreamTrack Media, Inc. (“Streamtrack”), a subsidiary of StreamTrack, Inc. (the “Company”), entered into an Asset Purchase Agreement with Dane Media, LLC (the “Agreement”), a New Jersey limited liability corporation (“Dane Media”) pursuant to which, for an aggregate purchase price of $150,000, Dane Media purchased from Streamtrack, its (i) Student Matching Services (as defined in the Agreement, a copy of which is attached hereto as Exhibit 10.1), (ii) each of (A) www.studentmatchingservice.com and (B) www.studentmatchingservices.com, and (iii) each of the (A) Call Center Agreement, and the (B) Data/List Management Agreement (as each are described in the Agreement).

Pursuant to the Agreement, Streamtrack shall not compete with Dane Media in call center verified education leads for a period of 12 months following execution of the Agreement. Moreover, pursuant to the Agreement, Streamtrack forgave certain payments owed by Dane Media to Streamtrack which were invoiced between September 1, 2013 and November 15, 2013.

The $150,000 purchase price shall be paid according to the following schedule:

•	$50,000 upon closing of the transaction;
•	$50,000 on December 13, 2013; and
•	$50,000 on December 31, 2013.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, annexed hereto.

Item 9.01 .	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement between StreamTrack Media, Inc. and Dane Media LLC, dated November 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StreamTrack, Inc.

Date: November 21, 2013	By:	/s/ Michael Hill
Name: Michael Hill
Position: Chief Executive Officer

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